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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FIRST INTERSTATE BANCSYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 9, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Interstate BancSystem, Inc. (the “Company”) will be held on Friday, May 9, 2003 at 8:00 a.m., Mountain Time, at the Billings Hotel and Convention Center, 1223 Mullowney Lane, Billings, Montana 59101, for the following purposes:

1.	To elect eight (8) directors of the Company;

2.	To ratify the appointment of Ernst & Young, LLP as independent certified public accountants for the Company’s fiscal year ended December 31, 2003;

3.	To approve the 2001 Stock Option Plan, as amended; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company’s Common Stock at the close of business on February 28, 2003 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Prior to the actual voting thereof, a proxy may be revoked by the person executing the proxy: (i) by filing with the Secretary of the Company an instrument of revocation, or (ii) by voting or delivering a later executed proxy at the Annual Meeting. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ THOMAS W. SCOTT

Thomas W. Scott Chief Executive Officer

Billings, Montana
March 18, 2003

     YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
DIRECTORS CONTINUING IN OFFICE AFTER ANNUAL MEETING
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
DIRECTORS AND EXECUTIVE OFFICERS
DIRECTOR AND EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2002
AGGREGATED OPTION EXERCISES AND DECEMBER 31, 2002 OPTION VALUES
EQUITY COMPENSATION PLANS
Compliance With Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”)
Certain Relationships and Related Transactions
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFED PUBLIC ACCOUNTANTS
PROPOSAL THREE APPROVAL OF 2001 STOCK OPTION PLAN, AS AMENDED
Shareholder Proposals
Other Matters
APPENDIX A
FIRST INTERSTATE BANCSYSTEM, INC. AUDIT COMMITTEE CHARTER
APPENDIX B
FIRST INTERSTATE BANCSYSTEM, INC.
2001 STOCK OPTION PLAN, AS AMENDED
PROXY

FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of First Interstate BancSystem, Inc. (the “Company” or “FIBS”) in connection with the solicitation of proxies of the Company’s shareholders by the Board of Directors to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on May 9, 2003 at 8:00 a.m., Mountain Time, at the Billings Hotel and Convention Center, 1223 Mullowney Lane, Billings, MT 59101, or any adjournments thereof.

     February 28, 2003 (the “Record Date”) is the Record Date for determining the holders of record of shares of the Common Stock of the Company (the “Common Stock”) entitled to notice of and to vote at the Annual Meeting of the Company and any adjournments thereof.

     The mailing of the Proxy Statement to shareholders of the Company commenced on or about April 7, 2003. The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes audited financial statements for the fiscal year ended December 31, 2002, is being mailed to shareholders of the Company simultaneously with this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. A quorum for the purposes of conducting business at the Annual Meeting is a majority of the outstanding shares of Common Stock entitled to vote. As of the Record Date, the Company had 7,878,977 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share of Common Stock at the Annual Meeting.

     All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any proxy which does not specify to the contrary will be voted in accordance with the recommendations of the Board of Directors as to such proposal. A shareholder granting a proxy in the form enclosed has the right to revoke it any time before it is voted by filing with the Secretary of the Company an instrument of revocation or by voting or delivering a later executed proxy at the Annual Meeting.

     If a shareholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. Therefore, abstentions have the same effect as votes against the proposals.

     When a quorum is present in the election of directors, the nominees receiving the greatest number of votes will be elected to the Company’s Board of Directors. With respect to all other matters which may properly come before the Annual Meeting, unless a greater number of votes is required by law or by the Company’s Articles of Incorporation, a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

PROPOSAL ONE
ELECTION OF DIRECTORS

     In accordance with the Company’s amended Bylaws, the number of directors of the Company shall be at least five and not more than eighteen. There are currently seventeen directors. The Board is divided into three groups with staggered three-year terms. Dan S. Scott will resign as a director, effective May 9, 2003. Larry F. Suchor’s term as director ends May 9, 2003. The Company plans to elect replacements for Mr. Scott and Mr. Suchor as well as one additional director.

     Eight directors will be elected at the Annual Meeting to serve two or three-year terms, or until their respective successors have been elected and appointed. The Board of Directors has nominated for election as directors, Randall I. Scott and Michael J. Sullivan to serve two-year terms; and, Elouise C. Cobell, Richard A. Dorn, Lyle R. Knight, James R. Scott, Julie A. Scott and Sandra A. Scott Suzor to serve three-year terms. Elouise C. Cobell, Richard A. Dorn, Lyle R. Knight, James R. Scott and Sandra A. Scott Suzor are current members of the Board of Directors of the Company.

     Unless authority to vote is withheld, the person named in the enclosed Form of Proxy will vote the shares represented by such proxy for the election of the nominees named herein. If, at the time of the Annual Meeting, any nominee shall become unavailable for any reason for election as a director, the person entitled to vote the proxy will vote for the election of such substitute(s) as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth certain information regarding the nominees for election at the Annual Meeting and the directors continuing in office after the Annual Meeting.

BOARD OF DIRECTOR NOMINEES

BOARD NOMINEES FOR A TWO-YEAR TERM EXPIRING IN 2005

Name and Age	Director Since	Principal Occupation

Randall I. Scott, 49	1993 - 1999	Managing Partner, Nbar5 Limited Partnership

Michael J. Sullivan, 63	Not previously a Director	Special Counsel, Rothgerber Johnson & Lyons, LLP

BOARD NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2006

Elouise C. Cobell, 57	2001	Executive Director, Blackfeet Reservation Development Fund, Inc.

Richard A. Dorn, 50	2001	Owner, Richard A. Dorn Farms and Dorn Property X-change; President, Murdock Realty, P.C.

Lyle R. Knight, 57	1998	President and Chief Operating Officer, First Interstate BancSystem, Inc.

James R. Scott, 53	1971	Vice Chairman, First Interstate BancSystem, Inc.

Sandra A. Scott Suzor, 43	2000	Partner and Director of Sales and Marketing, Powder Horn Ranch and Golf Club; Owner, Powder Horn Realty Co.

Julie A. Scott, 31	Not previously a Director	Vice President and Branch Manager, First Interstate Bank, Billings Grand Avenue Branch Office

DIRECTORS CONTINUING IN OFFICE AFTER ANNUAL MEETING

	Director	Term
Name and Age	Since	Expires	Principal Occupation

David H. Crum, 58	2000	2004	President and Chief Executive Officer, Crum Electric Supply Co., Inc.

William B. Ebzery, 52	2001	2004	Partner of Pradere, Ebzery, Mohatt & Rinaldo, Certified Public Accountants

John M. Heyneman, Jr., 35	1998	2004	Assistant Manager, Padlock Ranch Co.

Joel T. Long, 62	1996	2004	Vice President, Casper Materials; President, JTL Group, Inc.

Terry W. Payne, 61	2000	2004	President and Chief Executive Officer,
			Terry Payne & Co., Inc

Homer A. Scott, Jr., 68	1971	2004	Chairman, Chief Executive Officer and President, Sugarland Enterprises, Inc.

James W. Haugh, 65	1997	2005	Financial Consultant and Founder of American Capital, L.L.C.

C. Gary Jennings, 64	2001	2005	President, Jennings Farms, Inc.

Robert L. Nance, 66	2001	2005	President and Chief Executive Officer, Nance Petroleum Corporation

Thomas W. Scott, 59	1971	2005	Chief Executive Officer, First Interstate BancSystem, Inc.

SECURITY OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information as of December 31, 2002 with respect to the beneficial ownership of the Common Stock for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the notes to the table, all shares shown in the following table are owned both of record and beneficially and each of the following parties has voting and/or investment power with respect to such shares.

BENEFICIAL OWNERSHIP TABLE

	Number of	Percent
	Shares	Beneficially
Beneficial Owner(1)	Beneficially Owned	Owned

James R. Scott(2)	1,226,934	15.73%
P. O. Box 7113 Billings, Montana 59103

BENEFICIAL OWNERSHIP TABLE, continued

	Number of	Percent
	Shares	Beneficially
Beneficial Owner(1)	Beneficially Owned	Owned

Randall I. Scott(3) (19)	1,151,805	14.77%
1830 Wentworth Billings, Montana 59105
Thomas W. Scott(4)	976,704	12.52%
P.O. Box 30876 Billings, Montana 59107
First Interstate Bank(18)	852,683	10.93%
401 North 31st Street Billings, MT 59101
Homer A. Scott, Jr. (7)	720,699	9.24%
122 Scott Drive Sheridan, Wyoming 82801
Dan S. Scott(6)(16)	386,262	4.95%
John M. Heyneman, Jr.(5)	323,864	4.15%
Julie A. Scott (19)(20)	246,794	3.16%
Sandra A. Scott Suzor(9)	83,215	1.07%
Lyle R. Knight(10)	75,033	0.96%
Terrill R. Moore (11)	43,859	0.56%
Edward Garding(12)	43,416	0.56%
Robert A. Jones(13)	31,549	0.40%
Terry W. Payne(14)	22,142	0.28%
William B. Ebzery(14)	20,190	0.26%
Robert L. Nance(14)	17,734	0.23%
Joel T. Long (7)	12,276	0.16%
James W. Haugh(7)	9,120	0.12%
Larry F. Suchor(14)(17)	6,244	0.08%
David H. Crum(8)	3,909	0.05%
Richard A. Dorn(14)	3,598	0.05%
C. Gary Jennings(14)	2,698	0.03%
Elouise C. Cobell(14)	1,138	0.01%
All directors and executive officers as a group (23 persons)(15)	4,050,568	51.93%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of December 31, 2002, are deemed outstanding for purposes of computing the percentage owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage owned by any other person or entity.

(2)	Includes 560,068 shares owned beneficially as managing partner of J.S. Investments Limited Partnership; 8,810 shares owned beneficially as President of the James R. and Christine M. Scott Family Foundation; 37,089 shares owned beneficially as trustee for Scott family members; and, 1,842 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(3)	Includes 1,119,792 shares owned beneficially as managing partner of Nbar5 Limited Partnership.

(4)	Includes 226,636 shares owned beneficially as trustee for Scott family members and 37,050 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(5)	Includes 288,948 shares owned beneficially as managing partner of Towanda Investments, Limited Partnership and 1,842 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(6)	Includes 68,960 shares owned beneficially as managing partner of Nbar5 A; 45,452 shares as managing partner of Nbar5 O; 37,700 shares as managing partner of Nbar5 K; 33,944 shares as managing partner of Nbar5 S; 33,944 shares as managing partner of Nbar5 T; and, 22,000 shares as managing partner of Nbar5 C. Also includes 1,842 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(7)	Includes 1,842 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(8)	Includes 3,011 shares held in trust for Crum family members and 898 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(9)	Includes 1,732 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(10)	Includes 63,950 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(11)	Includes 30,490 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(12)	Includes 25,760 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(13)	Includes 19,765 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(14)	Includes 898 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(15)	Includes 225,538 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

(16)	Resigning from Board of Directors effective May 9, 2003.

(17)	Term expires May 9, 2003. Not a nominee for re-election.

(18)	Includes 503,949 shares owned beneficially as trustee of the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. and 348,734 shares owned beneficially as trustee for Scott family members.

(19)	Director nominee — not a director as of December 31, 2002.

(20)	Includes 150 shares issuable under stock options currently exercisable or exercisable within 60 days of December 31, 2002.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning each of the directors and executive officers of the Company:

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position

Homer A. Scott, Jr.	68	Chairman of the Board
James R. Scott	53	Vice Chairman of the Board
Thomas W. Scott	59	Chief Executive Officer and Director
Lyle R. Knight	57	President, Chief Operating Officer and Director
Terrill R. Moore	50	Senior Vice President and Chief Financial Officer
Edward Garding	53	Senior Vice President and Chief Credit Officer
Gary E. Crum	43	Senior Vice President
Robert A. Jones	56	Senior Vice President-Human Asset Management Group
Neil W. Klusmann	51	Senior Vice President and Director of Marketing
Richard D. Smith	53	Senior Vice President and Chief Information Officer
Elouise C. Cobell	57	Director
David H. Crum	58	Director
Richard A. Dorn	50	Director
William B. Ebzery	52	Director
James W. Haugh	65	Director
John M. Heyneman, Jr.	35	Director
C. Gary Jennings	64	Director
Joel T. Long	62	Director
Robert L. Nance	66	Director
Terry W. Payne	61	Director
Dan S. Scott(2)	71	Director
Larry F. Suchor(1)	58	Director
Sandra A. Scott Suzor	43	Director
Julie A. Scott(3)	31	Director Nominee
Randall I. Scott(3)	49	Director Nominee
Michael J. Sullivan(3)	63	Director Nominee

(1)	Term expires May 9, 2003. Not a nominee for reelection.

(2)	Resigning from Board of Directors effective May 9, 2003.

(3)	Director nominee — not a director as of December 31, 2002.

Business Biographies

     Homer A. Scott, Jr. has been a director of FIBS since 1971 and the Chairman of the FIBS Board since 1988. Mr. Scott has been Chairman, Chief Executive Officer and President of Sugarland Enterprises, Inc., a hospitality business comprised of four restaurants and a hotel convention center, since 1979. In addition, Mr. Scott is a real estate developer and the majority owner of Powder Horn Golf Course. Mr. Scott has served as a director of Montana - Dakota Utilities Resource Group, Inc. since 1983 and as a director of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of James R. Scott, Thomas W. Scott and Dan S. Scott, the uncle of John M. Heyneman, Jr., Randall I. Scott and Julie A. Scott and the father of Sandra A. Scott Suzor.

     James R. Scott has been a director of FIBS since 1971 and the Vice Chairman of the Board since 1990. In addition, Mr. Scott has served as Chairman of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of Homer A. Scott, Jr., Thomas W. Scott and Dan S. Scott, and the uncle of John M. Heyneman, Jr., Sandra A. Scott Suzor, Randall I. Scott and Julie A. Scott.

     Thomas W. Scott has been a director of FIBS since 1971, has served as Chief Executive Officer of FIBS since 1978 and has been Chairman of the Board of First Interstate Bank (“FIB”) since January, 2002. In addition, Mr. Scott has served as a director of First Interstate BancSystem Foundation since 1990. Mr. Scott is the brother of Homer A. Scott, Jr., James R. Scott and Dan S. Scott, the father of Julie A. Scott and the uncle of John M. Heyneman, Jr., Sandra A. Scott Suzor and Randall I. Scott.

     Lyle R. Knight has been a director of FIBS and has served as President and Chief Operating Officer of FIBS since 1998. Mr. Knight has also been the President and Chief Operating Officer of FIB since January 2002. In addition, Mr. Knight has served as a director of First Interstate BancSystem Foundation since 1998. Prior to FIBS, Mr. Knight was named President and Chief Executive Officer of a large multi branch bank in Nevada in 1989 and most recently was the President of a large Arizona-based bank.

     Terrill R. Moore has been a Senior Vice President and Chief Financial Officer of FIBS since 1989. Prior to joining the FIBS management team, Mr. Moore served in various finance and accounting positions within the Company since 1979.

     Edward Garding has been a Senior Vice President of FIBS since 1996 and Chief Credit Officer since 1999. In addition, Mr. Garding served as President of FIB from 1998 to 2001 and President of the Sheridan branch of FIB from 1988 to 1996. Prior to joining the FIBS management team in 1996, Mr. Garding served in various management positions within the Company since 1971.

     Gary E. Crum has been a Senior Vice President of FIBS since 2000 and Branch Administration Officer since 1999. In addition, Mr. Crum has served as a director of First Interstate BancSystem Foundation since 2000. Prior to his appointment as Branch Administration Officer, Mr. Crum served as President of the Laramie branch of FIB from 1996 to 1998.

     Neil W. Klusmann has been a Senior Vice President of FIBS since 2001 and the Director of Marketing since 1983. Prior to joining the FIBS management team in 1983, Mr. Klusmann served in various marketing positions within the Company since 1977.

     Robert A. Jones has been a Senior Vice President of the Human Asset Management Group of FIBS since 1996. Prior to this appointment, Mr. Jones was the General Auditor of FIBS since 1980.

     Richard D. Smith has been a Senior Vice President and Chief Information Officer of FIBS since 1997. In addition, Mr. Smith has been the President of i_Tech Corporation, the Company’s technology subsidiary since 1997. Prior to FIBS, Mr. Smith has 27 years of operation and information system management with a bank headquartered in Iowa.

     Elouise C. Cobell has been a director of the Company since 2001. Ms. Cobell has been the Director of the Blackfeet Reservation Development Fund, Inc. since 1991 and the Project Director of the Individual Monies Trust Correction and Recovery Project since 1996. In addition, Ms. Cobell has served as Chairman of the Board of Directors of Blackfeet National Bank since 1987 and as a director of First Interstate BancSystem Foundation since 1998.

     David H. Crum has been a director of the Company since 2000. Mr. Crum founded Crum Electric Supply, a distributor of electrical equipment, in 1976 and has acted as President and Chief Executive Officer of that company since its inception.

     Richard A. Dorn has been a director of the Company since 2001. Mr. Dorn has owned and operated Richard A. Dorn Farms since 1973. In addition, Mr. Dorn formed Dorn Property X-change, a real estate holding, investment, construction and rental management company, in 1978 and has been President of Murdock Realty, P.C. since 1981. Mr. Dorn is a licensed real estate broker.

     William B. Ebzery has been a director of the Company since 2001. Mr. Ebzery is a certified public accountant and has been a partner in the certified public accounting firm of Pradere, Ebzery, Mohatt & Rinaldo since 1975. Mr. Ebzery is also a registered investment advisor and stockbroker.

     James W. Haugh has been a director of the Company since 1997. Mr. Haugh formed American Capital LLC, a financial consulting firm, in 1994 and has operated this firm since its inception. Prior to forming American Capital LLC, Mr. Haugh was a partner in KPMG LLP, a certified public accounting firm.

     John M. Heyneman, Jr. has been a director of the Company since 1998. Mr. Heyneman has been the Assistant Manager for Padlock Ranch Co. since 1999. Mr. Heyneman has also served as a director of First Interstate BancSystem Foundation since 1997. Prior to his employment with Padlock Ranch Co., Mr. Heyneman attended Montana State University from 1995 through 1998 when he graduated with a masters of science degree. Mr. Heyneman is the nephew of Homer A. Scott, Jr., James R. Scott, Thomas W. Scott and Dan S. Scott, and the cousin of Sandra A. Scott Suzor, Randall I. Scott and Julie A. Scott.

     C. Gary Jennings has been a director of the Company since 2001. Mr. Jennings has served as President of Jennings Farms, Inc., a farming and ranching operation located in Wyoming, since 1970.

     Joel T. Long has been a director of FIBS since 1996. Mr. Long has been the Vice President of Casper Materials, a Wyoming real estate management firm, since 1995. In addition, Mr. Long has been the President of JTL Group, Inc., a construction firm doing business in Montana and Wyoming since 1999. Prior to 1999, Mr. Long was the majority owner and Chairman of the Board of JTL Group, Inc.

     Robert L. Nance has been a director of the Company since 2001. Mr. Nance has been the owner and President of Nance Petroleum Corporation, an oil and gas exploration and production company, since 1969. In 1999, Mr. Nance sold his interest in Nance Petroleum Corporation but continues as President and Chief Executive Officer of the Company.

     Terry W. Payne has been a director of the Company since 2000. Mr. Payne has served as President and Chief Executive Officer of Terry Payne & Co., Inc., an insurance agency, since its inception in 1972. Mr. Payne has also been part-owner and Chairman of the Board of Directors of Payne Financial Group, Inc. since 1993.

     Dan S. Scott has been a director of the Company since 1971. Until his retirement in 2002, Mr. Scott served as President and General Manager of Padlock Ranch Co. since 1970. Mr. Scott is the brother of Homer A. Scott, Jr., James R. Scott and Thomas W. Scott, the father of Randall I. Scott and the uncle of John M. Heyneman, Jr., Sandra A. Scott Suzor and Julie A. Scott.

     Larry F. Suchor has been a director of the Company since 2001. Mr. Suchor has been the owner and President of Larry’s, Inc., a road construction and earth moving firm based in Wyoming, since 1976.

     Sandra A. Scott Suzor has been a director of the Company since 2000. Ms. Suzor has been a partner and the Director of Sales and Marketing for Powder Horn Ranch and Golf Club since 1995. In addition, Ms. Suzor formed Powder Horn Realty, a full service real estate brokerage, in 1997. Ms. Suzor has also served as a director of First Interstate BancSystem Foundation since 2002. Ms. Suzor is the daughter of Homer A. Scott, Jr., the niece of James R. Scott, Thomas W. Scott and Dan S. Scott, and the cousin John M. Heyneman, Jr., Randall I. Scott and Julie A. Scott.

     Julie A. Scott is a nominee for election to the Board of Directors of the Company at the 2003 Annual Meeting. Ms. Scott has been a Vice President and the manager of the Billings Grand Avenue branch of FIB since October 2001. Prior to this appointment, Ms. Scott served in various management and other banking positions within the Company since February 1994. Ms. Scott is the daughter of Thomas W. Scott, the niece of Homer A. Scott, Jr., Dan S. Scott and James R. Scott, and the cousin of John M. Heyneman, Jr., Randall I. Scott and Sandra A. Scott Suzor.

     Randall I. Scott is a nominee for election to the Board of Directors of the Company at the 2003 Annual Meeting. Mr. Scott is a certified financial planner and has been the managing general partner of Nbar5 Limited Partnership since 1994. In addition, Mr. Scott has served as a director at First Interstate BancSystem Foundation since 1999. Previously, Mr. Scott worked in various capacities for the Company over a period of 19 years including as a Trust Officer of FIB from 1991 through 1996 and as a consultant from 1996 through 1998. Mr. Scott previously served as a director of the Company from 1993 through May 2000. Mr. Scott is the son of Dan S. Scott, the nephew of Homer A. Scott, Jr., Thomas W. Scott and James R. Scott, and the cousin of John M. Heyneman, Sandra A. Scott Suzor and Julie A. Scott.

     Michael J. Sullivan is a nominee for election to the Board of Directors of the Company at the 2003 Annual Meeting. Mr. Sullivan has been special counsel for the Denver, Colorado law firm of Rothgerber, Johnson & Lyons, LLP since 2001. Prior to 2001, Mr. Sullivan practiced law with a Denver firm since 1964, taking leave to serve as U.S. Ambassador to Ireland from 1998 to 2001 and as Governor of the State of Wyoming from 1986 through 1995. Mr. Sullivan is currently a director of Allied Irish Bank, PLC in Dublin, Ireland since 2001 and of Cimarex Energy Co. and Sletten Construction, Inc. since 2002.

Other Information Regarding the Board

     Board of Director Meetings. During 2002, the Board of Directors met six times with each Director attending at least 75% of the meetings with the exception of Joel T. Long who attended 67% of the meetings.

     Committees. The Company has a Compensation Committee, a Governance Committee, a Credit Committee, an Executive Committee and an Audit Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors.

     The Compensation Committee, which currently consists of James W. Haugh, John M. Heyneman, Jr., Terry W. Payne, Dan S. Scott, Homer A. Scott , Jr., David H. Crum and James R. Scott, assists the Board in developing personnel and compensation policies and administers certain incentive, compensation and stock option plans. The Compensation Committee met five times during 2002 with each serving committee member attending at least 80% of the meetings.

     The Governance Committee, which currently consists of James W. Haugh, Lyle R. Knight, Terry W. Payne, James R. Scott, Homer A. Scott, Jr., Thomas W. Scott, David H. Crum and Sandra A. Scott Suzor, assists in maintaining quality governance through Board recruitment, orientation, development and evaluation. The Governance Committee met five times in 2002 with each serving committee member attending at least 83% of the meetings. The Governance Committee does not accept nominees recommended by shareholders.

     The Credit Committee, which currently consists of Richard A. Dorn, William B. Ebzery, John M. Heyneman, Jr., Lyle R. Knight, Robert L. Nance, James R. Scott, Thomas W. Scott and Joel T. Long, assists the Board in ensuring that Company management establishes a loan portfolio that will assure the safety of depositors’ money, earn sufficient income to provide an adequate return on capital and enable communities in the Company’s trade area to prosper. The Credit Committee met twelve times in 2002 with each serving committee member attending at least 80% of the meetings with the exception of John M. Heyneman, Jr. who attended 50% of the meetings.

     The Executive Committee, which currently consists of James W. Haugh, John M. Heyneman, Jr., Lyle R. Knight, Terry W. Payne, Dan S. Scott, Homer A. Scott, Jr., David H. Crum, Sandra A. Scott Suzor, James R. Scott and Thomas W. Scott, assists the Board by interfacing with management in the development and monitoring of the Company’s strategic planning process. The Executive Committee met six times in 2002 with each serving committee member attending at least 83% of the meetings.

     The Audit Committee, which currently consists of Richard A. Dorn, William B. Ebzery, C. Gary Jennings, Robert L. Nance, and Larry F. Suchor, reviews the Company’s external and internal auditing systems, monitors compliance with prescribed accounting and regulatory procedures, and meets with the Company’s external auditors to discuss the results of the annual audit and any related matters. The Audit Committee met four times during 2002 with each serving committee member attending at least 75% of the meetings.

     The Board of Directors has determined that each Audit Committee member is independent in accordance with the corporate governance standards of the New York Stock Exchange. The Board of Directors has reviewed, assessed the adequacy of and approved a written charter for the Audit Committee. The full text of the Audit Committee Charter, which was approved January 23, 2003, is attached as Appendix A to this Proxy Statement.

Report of the Audit Committee of the Board of Directors

March 18, 2003

To the Board of Directors of First Interstate BancSystem, Inc.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2002.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent accountants their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Richard A. Dorn	Robert L. Nance	C. Gary Jennings
Larry F. Suchor	William B. Ebzery

Audit Fees

     The following table shows the fees billed to the Company for audit and other services provided by Ernst & Young, LLP for fiscal year 2002.

Audit services	$309,722
Audit-related services	$6,133
Other services	92,602

Total	$408,457

     Audit-related services include the issuance of collateral reports and debt compliance letters. Other services include advisory services related to insurance products, information systems, trust preferred securities and tax implications of employee benefits. The Audit Committee has considered whether the non-audit services provided are compatible with maintaining the independence of Ernst & Young LLP.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation

     During 2002, each director other than Thomas W. Scott and Lyle R. Knight received an annual retainer of $10,000 and fees of $625 per board meeting attended and $400 per committee meeting attended. Committee chairs also received an annual fee of $4,000. Directors are reimbursed for ordinary expenses incurred in connection with attending board and committee meetings. In addition, James R. Scott and Homer A. Scott, Jr. were paid salaries of $102,250 and $99,000, respectively, during 2002. In 1998, the Board of Directors adopted a deferred compensation plan under which directors may elect to defer any portion of director’s fees until an elective distribution date or the director’s retirement, disability or death.

     Each director, other than Thomas W. Scott and Lyle R. Knight, elected at or continuing as a director after the 2002 annual meeting of shareholders was granted stock options to purchase 609 shares of Company Common Stock at the most recent minority appraised value per share. Options granted during 2002 had an aggregate fair value of $63,397 at the date of grant based on the Black-Scholes option pricing model.

Executive Compensation

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 2002, 2001, and 2000, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas W. Scott, the Company’s Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company (the “Named Executives”), in all capacities in which they served:

SUMMARY COMPENSATION TABLE

				Long-Term
Name and				Compensation	All Other
Principal Position	Year	Salary	Bonus	Options(1)	Compensation(2)

Thomas W. Scott	2002	$360,000	$180,000	40,550	$37,415
Chief Executive Officer	2001	335,000	175,000	9,000	24,923
	2000	308,000	152,000	9,000	31,184

Lyle R. Knight	2002	284,000	142,000	67,950	23,629
President & Chief	2001	268,000	147,400	10,000	22,878
Operating Officer	2000	252,000	124,000	10,000	26,962

Edward Garding	2002	178,395	61,500	27,760	19,331
Sr. Vice President	2001	169,900	61,164	3,000	19,536
&Chief Credit Officer	2000	158,288	50,815	3,000	17,288

Terrill R. Moore	2002	176,280	61,500	32,490	19,304
Sr. Vice President &	2001	169,500	61,020	4,000	19,586
Chief Financial Officer	2000	157,500	50,675	5,000	17,349

Robert A. Jones	2002	150,000	49,500	21,765	16,074
Sr. Vice President	2001	130,000	46,800	3,000	16,193
	2000	119,775	38,340	3,000	13,852

(1) During 2001, the Company offered all option holders under the Stock Option and Appreciation Rights Plan (“Old Plan”) an opportunity to exercise outstanding options with the intention of issuing, after six months, a similar number of options with similar terms under the 2001 Stock Option Plan. 2002 option awards include 33,550, 59,950, 23,760, 28,490 and 17,765 options issued to replace options exercised under the Old Plan for Thomas W. Scott, Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones, respectively.

(2) All other compensation includes (i) premiums paid by the Company on health and group life insurance policies, (ii) contributions by the Company to the Company’s noncontributory qualified profit sharing plan, (iii) contributions by the Company to the Company’s contributory qualified employee savings plan, qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and (iv) contributions by the Company to the Company’s executive non-qualified deferred compensation plan.

Stock Options

     The following table contains information concerning grants of Company stock options to the Named Executives during 2002:

OPTION GRANTS IN 2002

	Individual Grants					Potential Realizable Value at
			% of Total			Assumed Annual
			Options			Rates of Stock
			Granted to	Exercise		Price Appreciation
	Options		Employees in	Price	Expiration	for Option Term
Name	Granted (#)		Fiscal Year	($/sh)	Date	5%	10%

Thomas W. Scott	3,300	(1)	0.55%	$42.00	3/15/08	$47,137	$106,938
	10,450	(1)	1.73	42.00	3/15/09	178,676	416,392
	9,900	(1)	1.64	42.00	3/15/10	198,526	475,504
	9,900	(1)	1.64	42.00	3/15/11	229,242	564,635
	7,000		1.16	42.00	1/31/12	184,895	468,560
Lyle R. Knight	27,500	(1)	4.55	42.00	8/31/08	431,506	993,461
	10,450	(1)	1.73	42.00	3/15/09	178,676	416,392
	11,000	(1)	1.82	42.00	3/15/10	220,584	528,338
	11,000	(1)	1.82	42.00	3/15/11	254,714	627,372
	8,000		1.32	42.00	1/31/12	211,309	535,497
Edward Garding	1,320	(1)	0.22	42.00	11/30/03	4,955	10,118
	1,540	(1)	0.25	42.00	5/31/04	7,521	15,539
	1,760	(1)	0.29	42.00	3/15/05	11,652	24,468
	1,760	(1)	0.29	42.00	3/15/06	15,930	34,306
	2,640	(1)	0.44	42.00	3/15/07	30,634	67,693
	2,640	(1)	0.44	42.00	3/15/08	37,710	85,551
	5,500	(1)	0.91	42.00	3/15/09	94,040	219,154
	3,300	(1)	0.55	42.00	3/15/10	66,175	158,501
	3,300	(1)	0.55	42.00	3/15/11	76,414	188,212
	4,000		0.66	42.00	1/31/12	105,654	267,749

OPTION GRANTS IN 2002, continued

	Individual Grants				Potential Realizable Value at
		% of Total			Assumed Annual
		Options			Rates of Stock
		Granted to	Exercise		Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term
Name	Granted (#)	Fiscal Year	($/sh)	Date	5%	10%

Terrill R. Moore	1,650(1)	0.27	$42.00	11/30/03	$6,194	$12,647
	1,540(1)	0.25	42.00	5/31/04	7,521	15,539
	1,760(1)	0.29	42.00	3/15/05	11,652	24,468
	1,760(1)	0.29	42.00	3/15/06	15,930	34,306
	2,640(1)	0.44	42.00	3/15/07	30,634	67,693
	2,640(1)	0.44	42.00	3/15/08	37,710	85,551
	6,600(1)	1.09	42.00	3/15/09	112,848	262,984
	5,500(1)	0.91	42.00	3/15/10	110,292	264,169
	4,400(1)	0.73	42.00	3/15/11	101,885	250,949
	4,000	0.66	42.00	1/31/12	105,654	267,749
Robert A. Jones	385(1)	0.06	42.00	5/31/04	1,880	3,885
	440(1)	0.07	42.00	3/15/05	2,913	6,117
	440(1)	0.07	42.00	3/15/06	3,983	8,577
	1,760(1)	0.29	42.00	3/15/07	20,423	45,129
	2,640(1)	0.44	42.00	3/15/08	37,710	85,551
	5,500(1)	0.91	42.00	3/15/09	94,040	219,154
	3,300(1)	0.55	42.00	3/15/10	66,175	158,501
	3,300(1)	0.55	42.00	3/15/11	76,414	188,212
	4,000	0.66	42.00	1/31/12	105,654	267,749

(1)	Options issued under 2001 Stock Option Plan to replace options exercised during 2001 under the Old Plan.

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2002 and unexercised options held as of December 31, 2002:

AGGREGATED OPTION EXERCISES AND DECEMBER 31, 2002 OPTION VALUES

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised		In-The-Money
	Acquired	Value	Options at		Options at
Name	On Exercise	Realized	12/31/02		12/31/02
			Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas W. Scott	—	$0	35,300	5,250	$105,900	$15,750
Lyle R. Knight	—	0	61,950	6,000	185,850	18,000
Edward Garding	—	0	24,760	3,000	74,280	9,000
Terrill R. Moore	—	0	29,490	3,000	88,470	9,000
Robert A. Jones	—	0	18,765	3,000	56,295	9,000

Employment Contracts

     Under an Employment Agreement (the “Agreement”) dated May 18, 1998, Lyle R. Knight is employed as President and Chief Operating Officer of the Company for a ten year period ending May 18, 2008. During the term of the Agreement, Mr. Knight is entitled to base compensation and additional benefits as are customarily offered to Company executives. Pursuant to the terms of the Agreement, the Company is required to pay specified benefits if Mr. Knight is involuntarily terminated without cause or elects termination in the event of a change in control.

     Upon early termination by the Company without cause, Mr. Knight is entitled to receive severance pay equal to five times his base salary then in effect, bonus compensation and reimbursement of all premiums for group health insurance coverage for a period not exceeding five years. In the event of a change in control, Mr. Knight may elect to terminate the Agreement by giving 90 days written notice at any time on or after the first anniversary, but on or prior to the second anniversary of the change in control. Upon proper termination of the Agreement, Mr. Knight is entitled to severance pay as described above.

     In the event Mr. Knight is unable to perform his duties due to physical or mental disability, the Company may, at its option, terminate the Agreement. Upon termination of the Agreement, Mr. Knight is entitled to reimbursement of all premiums for group health insurance coverage for a period not to exceed five years.

     The Agreement also restricts Mr. Knight’s right to compete against the Company for a period of five years from the date of termination.

Endorsement Split Dollar Benefit

     The Company has obtained life insurance policies covering certain selected executive officers. Under these policies, the Company receives the net cash surrender value if the policy is terminated, or receives all benefits payable upon death of the insured. An endorsement split dollar agreement has been executed with each of the selected executive officers whereby a portion of the policy death benefit is payable to their designated beneficiary. The endorsement split dollar agreement will provide post retirement coverage for those selected key officers meeting specified retirement qualifications. The Company has entered into this type of endorsement split dollar agreement with Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones.

     The Company has obtained a group life insurance policy covering selected officers of the Company’s banking subsidiary. Under the policy, the Company receives the net cash surrender value if the policy is terminated, or receives all benefits payable upon death of the insured. An endorsement split dollar agreement has been executed with each of insured officers whereby a portion of the policy death benefit is payable to their designated beneficiary if they are employed by the Company at the time of death. The marginal income produced by the policy is used to offset the cost of employee benefit plans of the banking subsidiary. The Company has entered into this type of endorsement split dollar agreement with Thomas W. Scott, Lyle R. Knight, Edward Garding, Terrill R. Moore and Robert A. Jones.

Stock Option Plans

     The Company has two non-qualified stock option plans for executive officers and certain other officers of the Company: the 2001 Stock Option Plan (“2001 Plan”) and Stock Option and Stock Appreciation Rights Plan (“Old Plan”). Both the 2001 Plan, adopted by the Company in July 2001, and the Old Plan provide for granting of stock options which may be exercised within a maximum period of ten years from the date of grant. Subsequent to May 2001, the Company discontinued the granting of stock option awards under the Old Plan entirely.

Equity Compensation Plans

     The following table provides information as of December 31, 2002, regarding securities issued to employees under the Company’s equity compensation plans that were in effect during 2002:

EQUITY COMPENSATION PLANS

Number of Securities
Remaining Available
For Future Issuance
Under Equity
	Number of Securities		Compensation Plans
	To be Issued Upon	Weighted Average	(Excluding Securities
	Exercise of	Exercise Price of	Reflected in Second
Plan Category	Outstanding Options	Outstanding Options	Column)

Equity compensation plans not approved by shareholders	594,151	$41.96	158,099
Equity compensation plans approved by shareholders	—	—	—

Deferred Compensation Plans

     The Company has two non-qualified deferred compensation plans for a selected group of executive officers and highly compensated employees of the Company: the Executive Non-Qualified Deferred Compensation Plan (“1998 Plan”) and the Deferred Compensation Plan (“2000 Plan”). Both plans allow eligible employees, as determined by the Company’s Board of Directors or a committee appointed by the Board of Directors (“Plan Administrator”), to defer a portion of base salary and bonus subject to certain maximum limits set forth by the Plan Administrator. The Company may make discretionary contributions on behalf of a participant for 401(k) plan matching contributions and profit sharing contributions in excess of Internal Revenue Code limitations. In addition, the Company may make other contributions on behalf of a participant at the discretion of the Board of Directors. The deferral account of each participant is credited or debited with investment earnings or losses based upon the performance of the investment fund or index selected by the participant from among alternatives selected by the Plan Administrator. Deferral accounts will generally be distributed upon termination of the participant’s service relationship with the Company subject to the participant’s election of predetermined distribution deferral periods or early distribution. Participants may receive distributions in a lump sum or in annual installments over not more than fifteen years.

Compensation Committee Interlocks and Insider Participation

     James R. Scott, Dan S. Scott, John M. Heyneman, Jr., Terry W. Payne, David H. Crum, Homer A. Scott, Jr. and James W. Haugh serve on the Compensation Committee of the Board of Directors. James R. Scott and Homer A. Scott, Jr. received compensation from FIBS for services as employees in 2002.

Indemnification

     Officers and directors of FIBS are entitled to indemnification under the Montana Business Corporation Act and pursuant to a Resolution of the Board of Directors dated January 12, 1987. A summary of the indemnification provision in such resolution follows:

Pursuant to a resolution of the Board of Directors dated January 12, 1987, and under the authority of Section 35-1-414 of the Montana Business Corporation Act, the Company shall indemnify each director and officer of the Company (including former officers and directors) and each agent of the Company serving as a director or officer of a Bank, serving at the specific direction or request of the Company (but only to the extent that such director, officer or agent is not indemnified by the Bank or by insurance provided by the Company), against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably paid by such director, officer or agent by reason of the fact that he or she is or was a director or officer of the Company or such Bank, to the extent provided by and subject to the limitations of the Montana Business Corporation Act.

Board Compensation Committee Report on Executive Compensation

     Compensation Policy. The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee (the “Committee”) attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives, and (b) key officer options awarded through the Company’s stock option plans. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations. Long-term compensation, through the award of stock options, encourages growth in management stock ownership, which leads to expansion of management’s stake in the long-term performance and success of the Company.

     Base Salary. The Committee approved 2002 base salaries of executive officers. In determining the base salary of each executive officer, the Company relied on industry surveys of salaries paid to executive officers of financial institutions with comparable asset size and similar operating regions to that of FIBS. The Committee set the base salaries of the Company’s executive officers within a reasonable range of the salaries reflected in surveys.

     Bonuses. Annual incentives for the executive officers are intended to reflect the Company’s belief that management’s contribution to return on assets and shareholders’ equity comes from maximizing and improving the quality of earnings. Awards are based on the attainment of specified performance objectives, and the bonus amount is determined as a percentage of the recipient’s base salary. For 2002, executive officers were assigned bonus amounts ranging from 36% to 55% of their base salaries. The varying percentages reflect the Committee’s belief that as an executive officer’s duties and responsibilities in the Company increase, the officer will be increasingly responsible for the performance of the Company. Accordingly, a significant portion of the officer’s compensation should be incentive compensation. Actual bonuses payable depend on the level of achievement of specified performance objectives established for each executive officer. Performance objectives evaluated in determining 2002 executive officer bonuses included attainment of return on equity and related growth in earnings per share goals. In addition, selected executive officers were responsible for the continuation of a Company-wide sales and service culture, initiation of a formal succession planning process, continuation of the strategic planning process and management of capital investments.

     Stock Options. The executive officers as well as certain other officers of the Company and its subsidiaries were granted options under the Company’s stock option plans to purchase a specified number of shares of FIBS Common Stock. The number of shares underlying the options granted to each officer were based primarily on the individual’s ability to influence the Company’s long term growth and profitability as well as the number of options previously granted. The Committee believes stock option grants afford a desirable long term compensation method because they closely ally the interest of management with shareholder value and the grants of stock options are the best way to directly link the financial interest of management with those of shareholders.

     Compensation of Chief Executive Officer. For the fiscal year ended December 31, 2002, the Company paid Thomas W. Scott, Chief Executive Officer of the Company, a salary of $360,000 and he received a bonus of $180,000. The Company also granted him options to buy 7,500 share of FIBS’ Common Stock at the most recent appraised value per share. Mr. Scott’s compensation package was determined to be appropriate by the Committee based on compensation surveys for chief executive officers of financial institutions of comparable size, type and profile, achievement of work plan objectives and improvements in the Company’s financial performance from 2002. Mr. Scott’s compensation package, including bonus and number of options granted, was higher than those granted to other executives of the Company in recognition of his responsibilities and his performance in his position. In establishing Mr. Scott’s compensation package, financial performance indicators and work plan objectives reviewed included: attainment of return on equity goals and related growth in earnings per share, continuation of a Company-wide sales and service culture, continuation of a formal succession planning process, continuation of the strategic planning process, and management of capital investments.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

James R. Scott	James W. Haugh	Dan S. Scott
Terry W. Payne	John M. Heyneman	David H. Crum
Homer A. Scott, Jr.

Compliance With Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, during the year ended December 31, 2002 its directors, officers and greater than 10% shareholders complied with all Section 16(a) filing requirements, except directors David H. Crum, Richard A. Dorn, William B. Ebzery, James W. Haugh, John M. Heyneman, Jr., C. Gary Jennings, Robert L. Nance, Terry W. Payne, Dan S. Scott, Homer A Scott, Jr., James R. Scott, Sandra A. Scott Suzor, Larry F. Suchor, Joel T. Long and Elouise C. Cobell, each of whom filed one late Form 4.

Certain Relationships and Related Transactions

     The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with related parties, including business with directors, officers, stockholders and their associates, on the same terms as those prevailing at the same time for comparable transactions with unrelated persons and that did not involve more than a normal risk of collectibility or present other unfavorable features. To the extent that such transactions consisted of extensions of credit to Company executive officers and directors and to certain members of the Scott family, such extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unrelated persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Loans to FIBS’ executive officers, directors and their related interests represented approximately 6.6% of the Company’s shareholders’ equity as of December 31, 2002.

     The Company purchases property and casualty insurance from Payne Financial Group, Inc., an insurance agency in which Terry W. Payne, a director of the Company, has a 60% ownership interest. The Company paid insurance premiums of $362,000 to Payne Financial Group, Inc. in 2002.

     The Company is the anchor tenant in a commercial building in which the Company’s principal executive offices and largest banking office are located in Billings, Montana. The building is owned by a joint venture partnership in which FIB is one of the two partners, owning a 50% interest in the partnership. The other 50% interest in the partnership is owned by a company in which Joel T. Long, a director of the Company, owns beneficially an equity interest of approximately 33%. Indebtedness of the partnership ($7.7 million as of December 31, 2002) is recourse to the partners and guaranteed by the Company. The Company paid rent to the partnership of $1.5 million in 2002.

     In January 2002, the Company entered into a lease for the use of a Citation 550 aircraft with an entity wholly-owned by Thomas W. Scott, Chief Executive Officer and director of the Company. Under the terms of the lease, the Company pays all of the operating expenses of the aircraft. During 2002, the Company paid $52,800 for use of the aircraft and received reimbursement of operating costs of $48,583 from Thomas W. Scott for his personal use of the aircraft.

     In February 2002, the Company sold a Cessna 340 aircraft to Dan S. Scott, a director of the Company, for fair value of $375,000.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At the recommendation of the Audit Committee of the Board of Directors, Ernst & Young, LLP was selected by the Board of Directors as the Company’s independent certified public accountants for each year in the three-year period ending December 31, 2003. The Board of Directors is submitting their appointment of Ernst & Young, LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2003 for shareholder ratification at the Annual Meeting. A representative of Ernst & Young, LLP will not be present at the Annual Meeting.

     The Audit Committee pre-approves each audit and non-audit service provided to the Company by Ernst & Young, LLP. The Board of Directors considers Ernst & Young, LLP to be well qualified and recommends that shareholders vote FOR ratification of their appointment as the Company’s independent certified public accountants. Proxies solicited hereby will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

PROPOSAL THREE
APPROVAL OF 2001 STOCK OPTION PLAN, AS AMENDED

     On January 23, 2003, the Board of Directors approved an amendment to the Company’s 2001 Stock Option Plan to increase the number of shares available for the grant of options to an aggregate of not more than 1,500,000, subject to approval of shareholders. The 2001 Stock Option Plan, as thus amended, is hereby submitted for shareholder approval at the Annual Meeting. The following summary of the material terms of the 2001 Stock Option Plan, as amended, is qualified in its entirety by reference to the complete text of the 2001 Stock Option Plan, as amended, attached to this Proxy Statement as Appendix B.

     Overview. The 2001 Stock Option Plan, as amended, (the “Plan”), provides for grants of nonqualified stock options to key employees and directors of the Company. The primary purpose of the Plan is to attract, retain and motivate officers, employees and directors by enabling them to acquire a larger personal financial interest in the Company through the acquisition of Common Stock, stimulating their active interest in the development and financial success of the Company. The Plan shall remain in effect until all shares available for the grant of stock options have been purchased pursuant to exercise of options granted under the Plan or until the Plan is suspended or terminated by the Board of Directors.

     Administration. The Plan is administered by a committee (“Committee”) appointed by the Board of Directors consisting of not less than two non-employee directors, each of whom is an “outside director” within the meaning of section 162(m) of the Internal Revenue Code. The Committee is authorized to interpret the Plan and the rules and regulations relating to the Plan and to make all determinations necessary for the administration of the Plan to the extent such determinations are not contrary to express provisions of the Plan.

     Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan at anytime without restriction, provided, however, that the Board of Directors may not impair any unexercised options granted under the Plan except in the event of a merger or reorganization or without the written consent of option holders.

     Eligibility. Options are awarded to employees and non-employee directors who contribute materially to the Company’s growth, development and long-term financial success, as determined by the Committee.

     Terms of Stock Options Granted Under the Plan. The Committee has complete discretion in determining the number and terms of options granted provided, however, that the maximum number of shares of common stock subject to options granted to an individual may not exceed 350,000 in a calendar year, all options granted have an option price equal to the fair market value of the Company’s common stock on the date of the option grant and all options expire no later than ten years from the date of grant. The terms of each option grant shall be evidenced by an option agreement. Options granted under the Plan are exercisable as approved by the Committee.

     Restrictions on Stock Transferability. Common stock purchased pursuant to the exercise of an option issued under the Plan (“Plan Stock”) is expressly conditioned upon the execution of a shareholder’s agreement restricting the sale or transfer of the Plan Stock. In addition, the Company has the right to repurchase, under certain conditions, some or all Plan Stock at the fair market value of such stock at the date of repurchase. Plan Stock may not be sold or transferred for a period of six months following the purchase of such stock.

     Current Plan Benefits. On January 29, 2003, the Company granted options to acquire 111,925 shares of Company common stock to key employees of the Company. The options have an exercise price of $45.00, which is equal to fair value (minority appraised value) at the date of grant, vest over a three-year period and expire January 29, 2013. Included in the January 29, 2003 award are options to acquire 7,500, 12,500, 4,000, 4,000, 4,000, 39,500 and 80,425 shares of Company common stock granted to Thomas W. Scott, Lyle R. Knight, Edward Garding, Terrill R. Moore, Robert A. Jones, all executive officers as a group and all non-executive officers as a group, respectively. Also included in the January 29, 2003 award are options to acquire 350 shares of Company common stock granted to a director nominee who is an officer of the Company. Stock option awards to directors are determined at the discretion of the Committee and will be issued subsequent to the Annual Meeting. The minority appraised value of the Company’s common stock as of March 3, 2003 was $46.00 per share.

     Federal Income Tax Implications of Option Awards. The grant of an option creates no tax consequences for the recipient or the Company. At the date of exercise, the recipient will recognize ordinary income equal to the excess of the fair value of the Company common stock acquired over the exercise price of the option. A recipient’s disposition of Plan Stock will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such stock. The tax basis of Plan Stock is generally the exercise price of the option plus amounts recognized as ordinary income in connection with the exercise of the option. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the exercise of the option.

The Board of Directors, upon recommendation of the Compensation Committee of the Board of Directors, approved the adoption of the 2001 Stock Option Plan on July 26, 2001 and approved the First Amendment to the 2001 Stock Option Plan on January 23, 2003, subject to shareholder approval. The Board of Directors recommends shareholders vote FOR approval of the 2001 Stock Option Plan, as amended, at the Annual Meeting. Proxies solicited hereby will be voted for the proposal unless a vote against the proposal or abstention is specifically indicated.

Shareholder Proposals

     The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Company’s 2004 Annual Meeting of Shareholders is expected to be held on or about May 1, 2004, and proxy materials in connection with that meeting are expected to be mailed on or about April 5, 2004. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement for its 2004 Annual Meeting of Shareholders is December 7, 2003. Additionally, if the Company receives notice of a shareholder proposal after February 20, 2004, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Proxy Statement incorporates information from the Company’s Annual Report on Form 10-K (the “Annual Report”). The Company’s Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2002 and a listing of Exhibits, is enclosed herewith. Exhibits to the Annual Report will be furnished at a charge of $0.20 per page to any shareholder who requests them in writing from Laura Bailey, Vice President, Finance Division, First Interstate BancSystem, Inc., 401 North 31st Street, Billings, Montana 59116-0918.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CAROL STEPHENS DONALDSON

Carol Stephens Donaldson Secretary

Billings, Montana
March 18, 2003

APPENDIX A

FIRST INTERSTATE BANCSYSTEM, INC.
AUDIT COMMITTEE CHARTER

PURPOSE:

     The Audit Committee of First Interstate BancSystem, Inc. (the “Company”) will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee (the “Committee”) will review the financial reporting process, the system of internal control, the audit process and the Company’s process for monitoring compliance with laws, regulations and the Company’s code of conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors.

ORGANIZATION:

     The Audit Committee will be organized consistent with the following significant parameters:

1. SIZE OF THE AUDIT COMMITTEE:

     The Audit Committee will have no less than three and no more than six members.

2. QUALIFICATIONS OF AUDIT COMMITTEE MEMBERS:

     Committee members must be “Independent Directors” of the Company. Members of the Committee will not be considered independent if they are:

•	Currently employed by: (i) the Company; (ii) an affiliate of the Company; or (iii) a current parent or predecessor company, or were so employed in the past three years;

•	Currently, or have been within the past three years, a member of the immediate family of a current executive officer of the Company or an affiliate;

•	An executive of another business organization where any of the Company’s executives serve on the organization’s compensation committee;

•	A partner, controlling shareholder, or executive officer of a business organization that has a material business relationship with the Company;

•	An individual who has a direct material business relationship with the Company; or

•	Accepting any consulting, advisory, or other compensatory fee from the issuer, exclusive of fees paid for Board of Director and committee related activities.

3. FREQUENCY OF AUDIT COMMITTEE MEETINGS:

     The Audit Committee will have three scheduled meetings each fiscal year, in March, July and November. In addition, the Committee will meet at other times if deemed necessary to completely discharge its duties and responsibilities as outlined in this Charter.

4. APPOINTMENT OF AUDIT COMMITTEE MEMBERS AND CHAIRPERSON:

     Each Committee member will be selected by the Board of Directors and will serve a term of one year. Committee members can serve successive one-year terms without limitation. The Chairperson of the Audit Committee will be selected by the Board of Directors of the Company and will serve in that capacity for one year. The Chairperson can serve successive terms in this capacity without limitation.

     All members of the committee must be able to read and understand financial statements. In addition, one member must be designated as a “financial expert”, as defined by the applicable Security and Exchange Commission regulation. When making this designation, the committee should consider whether the person has, through knowledge and experience, sufficient financial expertise in accounting and auditing areas specified in the Sarbanes-Oxley Act of 2002.

ROLES AND RESPONSIBILITIES OF AUDIT COMMITTEE:

     A broad outline of the roles and responsibilities of the Audit Committee is presented below.

1. INTERNAL CONTROL:

a.	Evaluate whether senior management has established and appropriately maintained processes to assure the reliability and integrity of internal accounting policies and financial reporting and disclosure practices of the Company;

b.	Review and recommend to the Board of Directors the appointment, reassignment, or dismissal of the General Auditor selected to develop and carry out the annual internal audit plan.

c.	Review the internal audit department’s budget and staffing levels to ensure that the resources provided are adequate to allow successful completion of the departments responsibilities.

d.	Evaluate the scope, effectiveness and significant findings of the internal audit process for the Company’s operations;

e.	Review the internal auditor’s report on the results of the annual audit plan;

f.	Evaluate whether recommendations for improved internal control are effectively implemented by management; and

g.	Evaluate, annually, the adequacy of the Audit Committee Charter and the performance of the Committee thereunder.

2. FINANCIAL REPORTING:

a.	Annually review the significant risks the Company is exposed to and evaluate management’s plan to manage these uncertainties;

b.	Review and evaluate management’s interpretation and implementation of mandated changes to accounting and reporting requirements;

c.	Review the annual financial statements for accuracy and completeness;

d.	Evaluate the accounting treatment of unusual and non-recurring transactions such as restructuring charges and acquisitions;

e.	Evaluate significant income statement and balance sheet items which require management judgment;

f.	Review and approve the annual 10-K filing, including the Management Discussion and Analysis (MD&A), before public release; and

g.	Review and approve the process for preparing interim, unaudited (quarterly) financial statements.

3. COMPLIANCE WITH LAWS, REGULATIONS AND COMPANY POLICIES:

a.	Review the effectiveness of the system for monitoring compliance with laws and regulations;

b.	Establishing procedures for the handling of complaints, received by the Company, regarding accounting, internal controls or auditing matters. In addition, such procedures will also protect the confidentiality and anonymity of any individual submitting concerns related to questionable accounting or auditing matters.

c.	Ensure that the Company’s compliance manual, code of conduct, and corporate policy statements are kept up to date and are accessible to and usable by the entire organization.

d.	Review and approve all management and independent auditor reports in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) within in 90 days of year end.

e.	Authority to engage and determine funding for independent counsel and other advisors as it deems necessary to carry out it duties.

4. RELATIONSHIP WITH EXTERNAL AUDITOR:

a.	Responsible for the appointment, compensation, oversight and, if appropriate the removal and replacement of the Company’s Independent Financial Statement Auditor (external auditor). This will include reviewing and confirming the independence of the external auditor annually;

b.	Review and approve the scope of the external audit to be performed each fiscal year;

c.	The Committee will be charged with approving all non-audit related engagements with the Company’s external auditors and all engagements with other firms when fees exceed $15,000, prior to execution of the engagement agreement. Approvals can be delegated to the Chairman or any two other members with ratification at the next Committee Meeting.(This floor may be raised at the discretion of the Committee, with notification to the Board of Directors);

d.	Meet with the external auditors to review the accuracy, completeness and overall quality of the Company’s accounting principles and internal controls as applied in its annual financial reporting; and

e.	The Committee Chairman, or any two other members, shall meet with the external auditor to discuss and review significant events, transaction and changes in accounting estimates deemed by the external auditor to affect the quality of the Company’s financial reporting and related internal controls prior to the filing of the Company’s 10-Q.

REPORTING REQUIREMENTS:

     The Audit Committee Chairperson will update the full Board of Directors regarding the significant items of discussion at each Committee meeting. Additional reports on matters of special interest will be submitted to the Board of Directors as appropriate.

ANNUAL PROXY STATEMENT

     In addition to Board of Directors communication, the following information will be reported to the shareholders of the Company in the annual proxy statement:

•	Confirmation that the Company has a formal, documented Audit Committee Charter;

•	Confirmation that the Audit Committee satisfied its obligations under the Charter in the prior year; and

•	The full text of the Audit Committee Charter at least once every three years and after any significant modification is approved by the Board of Directors.

APPENDIX B

FIRST INTERSTATE BANCSYSTEM, INC.

2001 STOCK OPTION PLAN, AS AMENDED

     Section 1. Establishment and Purpose

     1.1 Establishment. First Interstate BancSystem, Inc., a Montana corporation, hereby establishes a stock option plan for key Employees and Non-employee Directors, as described herein, which shall be known as the “FIRST INTERSTATE BANCSYSTEM, INC. 2001 STOCK OPTION PLAN” (hereinafter called the “Plan”). It is intended that the options issued pursuant to this Plan will constitute nonqualified stock options for purposes of the Internal Revenue Code.

     1.2 Purpose. The primary purposes of the Plan are to advance the Company’s interests by helping to attract and retain highly qualified individuals to serve as officers, employees, directors, and non-employee directors, to enable them to acquire a larger personal financial interest in the Company through the acquisition and ownership of common stock, to stimulate their active interest in the development and financial success of the Company, and to encourage them to identify with shareholders through stock ownership.

     Section 2. Definitions

     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)	“Board” means the Board of Directors of FIBS.

(b)	“Change in Control” is defined in Section 16.1.

(c)	“Committee” means the Compensation Committee appointed by the Board to administer the Plan.

(d)	“Company” means FIBS and any Subsidiary.

(e)	“Date of Exercise” means the date the Company receives notice, from a Participant, of the exercise of an Option pursuant to this Plan. Such notice shall state the number of shares of Stock the Participant intends to purchase by exercising the Option.

(f)	“Employee” means any person, including an officer or director of the Company, who is employed by the Company and who is compensated for such employment by a regular salary.

(g)	“Extended Option Exercise Period” is defined in Section 7.5(b).

(h)	“Fair Market Value” means, as of any date, the value of Stock determined as follows:

(i)	If the Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for the Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)	If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the date of determination; or

(iii)	In the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Board which may, in its sole discretion, utilize an independent third party to assist with the determination of the Fair Market Value of the Stock, which may take the form of a periodic appraisal of the Fair Market Value of a share of Stock valued as a minority interest.

(i)	“FIBS” means First Interstate BancSystem, Inc., a Montana corporation.

(j)	“Mature Shares” means shares of Stock which have been owned by the Participant, directly or beneficially under a trust or other ownership arrangement, for more than six months.

(k)	“New Option” is defined in Section 16.1.

(l)	“Non-employee Director” means any person who is a director of the Company but who is not employed by the Company.

(m)	“Option” means the right to purchase Stock under this Plan at the option price for a specified period of time.

(n)	“Participant” means an Employee or a Non-employee Director of the Company who is designated by the Committee to participate in the Plan and who receives an Option as evidence of this participation.

(o)	“Plan” means this First Interstate BancSystem, Inc. 2001 Stock Option Plan.

(p)	“Plan Stock” is defined in Section 10.1.

(q)	“Stock” means the Common Stock (without par value) of FIBS.

(r)	“Subsidiary” means any now existing or hereafter organized or acquired corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the issued and outstanding ownership interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

     Section 3. Eligibility and Participation

     3.1 Eligibility. Participants in the Plan shall be selected by the Committee from among those Employees and Non-employee Directors who, in the opinion of the Committee, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success.

     3.2 Grant Limit. A Participant who has been granted an Option may, if otherwise eligible, be granted additional Options. Notwithstanding the above, the maximum number of shares of Stock that may be subject to Options granted to an individual Participant under the Plan in any calendar year shall not exceed 350,000 Shares.

     Section 4. Administration

     4.1 General Powers. The Plan shall be administered by the Committee, which shall be comprised solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and (ii) unless otherwise determined by the Board of Directors, “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code. The Committee, by majority action thereof, is authorized and empowered to interpret the Plan, to prescribe, amend, rescind, and interpret rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of this Plan shall be final and binding and conclusive for all purposes and upon all persons.

     4.2 Amendment or Cancellation of Options. The Committee may amend the terms of any outstanding Option granted under this Plan, but any amendment which would adversely affect a Participant’s rights under an outstanding Option shall not be made without the Participant’s written consent. The Committee may, with the Participant’s written consent, cancel any outstanding Option or accept any outstanding Option in exchange for a new Option.

     Section 5. Stock Subject to Plan

     5.1 Amount. An aggregate of not more than 1,500,000 shares of Stock shall be available for the grant of Options under the Plan. If an Option is surrendered (except a surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares of Stock which were subject to such Option but as to which the Option had not been exercised shall continue to be available under the Plan.

     5.2 Capital Adjustments. If there is any change in the Stock subject to any Option granted under the Plan by reason of a Stock dividend or split, reorganization, recapitalization, reclassification, merger, consolidation, combination, or exchange of shares or other similar corporate change, the aggregate number of shares of Stock subject to each outstanding Option and its stated Option price shall be appropriately adjusted by the Committee, whose determination shall be conclusive, in order to preserve but not to increase the benefits to Participants, provided, however, that fractional shares shall be rounded up to the nearest whole share. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or Options to acquire additional shares of Stock or of securities convertible into Stock.

     Section 6. Duration of the Plan

     The Plan shall remain in effect until all Stock authorized for issuance pursuant to Options shall have been purchased pursuant to the exercise of Options granted under the Plan, or until this Plan is suspended or terminated by the Board.

     Section 7. Terms of Stock Options

     7.1 Grant of Options. Options may be granted to Employees and to Non-employee Directors of the Company at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant and the terms of such Options. In making such determinations, the Committee may take into account the nature of services rendered by such Participant, the Participant’s present and potential contributions to the Company, and such other factors as the Committee in its discretion shall deem relevant.

     7.2 Option Agreement. As determined by the Committee on the date of grant, each Option shall be evidenced by an Option Agreement that shall state that it is a non-qualified Stock Option, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions as may be determined from time to time by the Committee.

     7.3 Option Price. No Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted, unless otherwise approved by the Board.

     7.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of its grant, provided however that no Option shall be exercisable later than the tenth (10th) anniversary date of the date of its grant.

     7.5 Exercise Period.

(a)	Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

(b)	The vested portion of Options held by Participants who satisfy all of the following conditions may be exercised over a period of three (3) years, but not beyond the stated termination date of the Option (the “Extended Option Exercise Period”):

(i)	the Participant’s employment by the Company has terminated due to retirement or resignation;

(ii)	the total of the age of the Participant and the “time in service” of the Participant must total at least 70 at the time of the first exercise of the Option; “time in service” is defined as that period of time, which need not be continuous, during which the Participant has been employed by, or has served as a director of, the Company or for which the Participant has been given credit by the Committee; and

(iii)	during the Extended Option Exercise Period, the Participant is not employed by a person or entity, other than the Company, which is engaged in the business of banking, financial services, securities or insurance brokerage, or other business conducted by the Company.

The Extended Option Exercise Period begins on the date of the Participant’s retirement or resignation of employment with the Company.

     7.6 Payment. The Option price upon exercise of any Option shall be payable to the Company in full either (i) in cash or its equivalent, (ii) by tendering Mature Shares having a Fair Market Value at the time of exercise equal to the Option price, (iii) immediately following the date on which the Company’s Stock is offered for sale to the public following successful registration of the Stock with the Securities and Exchange Commission, by an arrangement between the Participant and a broker acceptable to the Company in which payment of the exercise price is made pursuant to an irrevocable direction to the broker to deliver to the Company the proceeds from the sale of the Stock in an amount equal to the exercise price of the Stock as long as such arrangement complies with applicable securities laws, or (iv) by any combination of (i), (ii), and/or (iii). The proceeds from exercise of an Option shall be added to the general funds of the Company and shall be used for its corporate purposes.

     Section 8. Exercise of Options

     8.1 Written Notice. An Option may be exercised by written notice to the Company, in the form and manner prescribed by the Committee, given by (i) the Participant, (ii) the Participant’s guardian or conservator if one has been appointed for the Participant, (iii) the Participant’s personal representative if the Participant is deceased, or (iv) a transferee authorized by the terms of Section 9. Full payment for the Stock to be purchased pursuant to exercise of the Option must accompany the written notice.

     8.2 Issuance of Stock Certificates. As soon as practicable after (i) the receipt of written notice of exercise of an Option, (ii) payment for the Stock being purchased, including any payment required under Section 8.3, (iii) execution of the Shareholder’s Agreement referred to in Section 10.1, and (iv) satisfaction of any other conditions adopted by the Committee or the Company, the Company shall, without Stock issue or transfer taxes, deliver to the Participant a stock certificate for the number of shares of Stock purchased by exercise of the Option.

     8.3. Tax Withholding Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to pay to the Company an amount sufficient to satisfy the Company’s minimum statutorily required federal, state, and local withholding tax requirements, as determined by the Company. The Committee, at its option, may allow the recipient of the Stock to tender Mature and/or non-Mature shares of Stock to the Company in payment of the Company’s minimum withholding tax requirements of this Section 8.3.

     Section 9. Company Repurchase Rights

     Prior to the date on which Stock is offered for sale to the public following successful registration of the Stock with the Securities and Exchange Commission and following the expiration of a six (6) month period measured from the date of a Participant’s exercise of an Option, the Company shall have the right, but not the obligation, to repurchase at any time, some or all of a Participant’s Stock acquired through the exercise of an Option granted herein at the Fair Market Value of such Stock at the date of repurchase.

     Section 10. Restrictions on Stock Transferability

     10.1 Shareholder Agreement. The issuance of Stock purchased pursuant to the exercise of an Option or otherwise issued under this Plan (“Plan Stock”) is expressly conditioned upon execution by the Participant receiving the Plan Stock of the applicable Shareholder’s Agreement then in use by the Company, restricting the sale, transfer or encumbrance of the Plan Stock.

     10.2 Holding Period. Plan Stock may not be sold or transferred to the Company for a period of six (6) months following acquisition of the Plan Stock by a Participant. This restriction shall attach to the Plan Stock when issued.

     10.3 Other Restrictions. The Committee shall impose such other restrictions on any Plan Stock as it may deem advisable including, without limitation, restrictions under applicable blue sky and securities laws.

     10.4 Stock Legend. Certificates issued by the Company for Plan Stock will contain a legend reciting the restrictions on the sale, transfer or encumbrance of the stock set forth in the applicable Shareholder’s Agreement then in use by the Company.

     Section 11. Termination of Employment

     11.1 Termination of Employment Due to Death. If the employment of a Participant terminates by reason of death, the duly appointed personal representative of the estate of the Participant shall have one hundred eighty (180) days after the date of death of the Participant in which to exercise all vested portions of all Options held by the Participant regardless of whether the Options would otherwise expire prior to the end of the 180-day period and regardless of whether the Options are not otherwise exercisable within that 180-day period, provided however, that if the Participant, as of the date of death, is eligible for the Extended Option Exercise Period set forth in Section 7.5(b) (for purposes of determining eligibility, the Participant’s death shall be deemed to satisfy the condition stated in Section 7.5(b)(i)), the personal representative of the deceased Participant’s estate may exercise those portions of the Participant’s Options which are vested at the date of the Participant’s death over the Extended Option Exercise Period. Any Options of the deceased Participant which are not exercised within the period stated in the preceding sentence shall expire and terminate.

     11.2 Termination of Employment Other Than for Death. If the employment of a Participant is terminated for any reason other than death, including but not limited to retirement, resignation or discharge, any outstanding Options shall be exercisable at any time prior to the expiration date of the Option or within ninety (90) days after the date of termination of employment, whichever period is shorter, except as provided in Section 7.5(b). Any Options of the terminated Participant which are not exercised within the period stated in the preceding sentence shall expire and terminate.

     Section 12. No Effect on Employment

     Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee’s employment at any time, nor confer upon any Employee any right to continue in the employ of the Company.

     Section 13. Transferability of Options.

     An Option shall not be transferred except by will or by the laws of descent and distribution. Notwithstanding the above, the Company may, in its sole discretion, permit the transfer, whether gratuitous or for consideration, of some or all of the Participant’s rights to an Option in connection with certain personal tax planning transactions of the Participant that are approved by the Company. Transfer may be conditioned on the Participant’s execution of an indemnification agreement with the Company in a form and manner prescribed by the Company for all claims arising in connection with the transfer, or on any other condition prescribed by the Company. No Option shall be subject to execution, attachment, or similar process.

     Section 14. Participant Transfer or Leave of Absence

     For purposes of this Plan, neither of the following shall be deemed a termination of employment:

(a)	A transfer of a Participant from FIBS to a Subsidiary or vice versa, or from one Subsidiary to another, or

(b)	A leave of absence duly authorized by the Company.

     Section 15. Amendment, Suspension, and Termination of the Plan

     The Board may amend, suspend or terminate this Plan at any time without restriction, provided, however, that the Board may not alter, amend, terminate, revoke, or otherwise impair any unexercised Options which have been granted pursuant to this Plan, except in the event of a merger, reorganization, or other adjustment referred to in Section 5.2, or except when the written consent of the holder of the Option proposed to be so altered, amended, terminated, revoked, or impaired is obtained. Nothing contained in this section, however, shall in any way condition or limit the termination of an Option in accordance with the provisions of Section 11, nor shall any amendment of this Plan change or revise the terms and conditions of any issued and outstanding Option unless a specific written amendment to the Option or Performance Unit is executed by the parties thereto.

     Section 16. Dissolution, Merger, Reorganization or Consolidation

     16.1 Dissolution or Change in Control. If FIBS is dissolved or liquidated (a “Dissolution”) or if FIBS is a party to a merger, reorganization and consolidation in which FIBS is not the surviving corporation (a “Change in Control”), then every Option outstanding hereunder shall terminate on the effective date of the Dissolution or Change in Control, but each Participant shall have the right immediately prior to the effective date of such Dissolution or Change in Control to exercise any unexercised Options whether or not then exercisable or vested, subject to the provisions of this Plan. Notwithstanding the foregoing, all Options shall not become immediately exercisable or vested where the surviving corporation in a Change in Control agrees to issue to each Participant an Option (the “New Option”) to purchase the surviving corporation’s shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to each Participant the rights and benefits of the Options outstanding hereunder, and in that circumstance, all Participants shall be obligated to accept the New Options in place of the Options outstanding hereunder, which shall terminate. The Committee shall have sole and absolute discretion to determine whether the Participants have been offered a New Option which will substantially preserve to the Participant the rights and benefits of the Options outstanding hereunder.

     16.2 New Option — Change in Participant’s Status

     If New Options are issued in connection with a Change in Control, and within twelve (12) months subsequent to such Change in Control Participant experiences an Involuntary Termination or a Constructive Discharge, then all New Options held by the Participant shall become fully vested and exercisable for a period of thirty (30) days following the date of such Involuntary Termination or Constructive Discharge. To the extent that the Participant does not exercise a New Option to the extent so entitled within the time specified herein, the New Option shall terminate and the Stock covered by the New Option shall revert to the Plan. The terms and provisions of this Section 16.2 shall be incorporated into the New Options and the stock option plan pursuant to which they are issued.

     “Involuntary Termination” means a termination of the Participant’s employment other than for cause or the voluntary act of Participant, or due to death, disability or retirement of the Participant.

     “Constructive Discharge” means a termination of the Participant’s employment on account of (i) the relocation more than fifty (50) miles from the employer’s primary office without such Participant’s consent; (ii) an adverse alteration in the nature, title or status of Participant’s title, job duties or position; (iii) a reduction by the employer of the Participant’s annual base salary or target bonus; or (iv) the breach by the employer of any material provision of any applicable employment agreement that continues for a period of thirty (30) days.

     Section 17. Indemnification

     Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     Section 18. Requirements of Law

     18.1 Generally. The granting of Options and the issuance of Plan Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Montana.

     Section 19. Effective Date of Plan

     This Plan shall be effective as of July 26, 2001.

PROXY

First Interstate BancSystem, Inc.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918

The undersigned hereby appoints THOMAS W. SCOTT, proxy of the undersigned, with full power of substitution, to vote all shares of common stock of First Interstate BancSystem, Inc. (“FIBS”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of FIBS to be held on Friday, May 9, 2003, at 8:00 a.m., Mountain Time, at the Billings Hotel and Convention Center, 1223 Mullowney Lane, Billings, Montana 59101 or at any adjournments thereof for the following purposes:

1.	To elect as directors the nominees proposed by the Board of Directors of FIBS, to serve two or three-year terms, or until their respective successors have been elected and qualified.

Please mark only one of the following options:

For All Nominees Listed Below

Withhold Authority to Vote for the Nominee(s) listed below:
(Instruction: To withhold authority to vote for any nominee(s), write the name of the nominee(s) on the line immediately below.

Nominees for a two-year term expiring in 2005:	Randall I. Scott, Michael J. Sullivan

Nominees for a three-year term expiring in 2006:	Elouise C. Cobell, Richard A. Dorn, Lyle R. Knight, James R. Scott, Julie A. Scott, Sandra A. Scott Suzor

2.	To ratify the appointment of Ernst & Young, LLP as independent certified public accountants for the fiscal year ended December 31, 2003:

FOR	AGAINST	ABSTAIN

3.	To approve the 2001 Stock Option Plan, as amended:

FOR	AGAINST	ABSTAIN

4.	In his discretion, the proxy is authorized to vote on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, the shares represented by this Proxy will be voted at the meeting “FOR” each proposal.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee, guardian, or corporate official, please add your title.

Dated:	,2003	(Name)

Shares owned as of Record Date:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.